Exhibit 10.12
ALACER GOLD CORP.
PERFORMANCE SHARE UNIT PLAN

June 6, 2017

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(ii)
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PERFORMANCE SHARE UNIT PLAN
Section 1Purpose of the Plan.
The purpose of the Plan is to provide eligible Participants with compensation opportunities, to enhance the Corporation’s ability to attract, motivate and retain key personnel, to reward the Participants for significant performance and associated growth in value for the shareholders of the Corporation, and to align the interests of the Participants with those of the shareholders of the Corporation.
Section 2Definitions.
As used in the Plan, the following terms have the following respective meanings:
“Account” means an account maintained for each Participant on the books of the Corporation which will be credited with Performance Share Units and Dividend Equivalents, in accordance with the terms of the Plan.
“Affiliate” has the meaning ascribed to that term under section 1(2) of the Securities Act (Ontario), as now in effect, or such other meaning, and shall include such other entities, as may be determined by the Board.
“ASX” means ASX Limited (ACN 008 624 691).
“ASX Listing Rules” means the official listing rules of the ASX.
“Board” means the Board of Directors of the Corporation.
“CDI” means a CHESS Depositary Interest, being a unit of beneficial ownership in a Common Share that is registered in the name of CHESS Depositary Nominees Pty Ltd ACN 071 346 506.
“Change in Control” means a transaction or a series of transactions whereby directly or indirectly: (i) any person or combination of persons obtains a sufficient number of voting securities of the Corporation to materially affect the control of the Corporation; (ii) the incumbent directors cease to represent a majority of the members of the Board; (iii) a resolution is adopted by the Board to wind-up, dissolve or liquidate the Corporation; or (iv) all or substantially all of the assets of the Corporation are sold to a person or combination of persons. For the purposes of clause (i) above, a person or combination of persons holding shares or other securities in excess of the number which, directly or following conversion thereof, would entitle the holders thereof to cast 50% or more of the votes attaching to all shares of the Corporation which may be cast to elect directors of the Corporation, shall be deemed to be in a position to materially affect the control of the Corporation, except where such may occur in the course of a financing.
“CIC Date” means the date of any Change in Control.
“Committee” means the Compensation Committee of the Board.

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“Common Shares” means the common shares of the Corporation.
“Corporation” means Alacer Gold Corp. or its successors.
“Disability” means a Participant who is permanently disabled (as determined by the Board in good faith).
“Dividend Equivalent” means a bookkeeping entry equivalent in value to a dividend paid on a Common Share credited to a Participant’s Account in accordance with Section 8 of the Plan.
“Effective Date” means the date on which the Committee grants the Performance Share Units or such later date which the Committee determines will be the date on which a grant of Performance Share Units shall take effect, as specified in the Grant Agreement.
“Grant” means any Performance Share Unit credited to the Account of a Participant in accordance with Section 5 of the Plan.
“Grant Agreement” means the written agreement entered into by the Corporation and the Participant in accordance with Section 5 hereof, in a form substantially similar to that attached as Appendix “A”.
“Grant Period” means, in respect of each Grant or portion thereof, the period of time commencing on the Effective Date and ending on the date designated by the Committee as specified in the Grant Agreement.
“Insider” shall have the meaning ascribed thereto in the Securities Act (Ontario) or its successor, as amended from time to time.
”Non-U.S. Eligible Participant” is any Participant other than a U.S. Eligible Participant.
“Participant” means a full-time senior employee or senior officer of the Corporation or an Affiliate who is designated by the Committee as eligible to participate in the Plan.
“Payment Date” means, in respect of each Grant or portion thereof, a date determined by the Committee that occurs no later than 74 days after the end of the applicable Grant Period or such other date as required under Section 6(5) and Section 6(6) hereof.
“Performance Criteria” means criteria established by the Committee which, without limitation, may include criteria based on the financial performance of the Corporation and/or an Affiliate.
“Performance Share Unit” means a bookkeeping entry equivalent in value to a Common Share credited to a Participant’s Account in accordance with Section 5 of the Plan.
“Plan” means this Alacer Gold Corp. Performance Share Unit Plan as set forth herein and as may be amended from time to time.

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“Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect from time to time.
“Share Price” means the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange for the five (5) consecutive trading days immediately preceding either (a) the date on which a Performance Share Unit is granted (for the purposes of Section 5 below), (b) the Payment Date (for the purposes of Section 6 below) or (c) the date of the expiration of the six-month period referenced in Section 22 or the date of death (for the purposes of Section 22 below), as applicable, or in the event such Common Shares are not traded on the Toronto Stock Exchange, the fair market value of such Common Shares as determined by the Committee acting in good faith.
“U.S. Eligible Participant” refers to a Participant who, at any time during the period from the date Performance Share Units are granted to the Participant to the date such Performance Share Units are redeemed by the Participant, is subject to income taxation in the United States on the income received for his or her services as an employee of the Corporation or an Affiliate and who is not otherwise exempt from U.S. income taxation under the relevant provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Canada-U.S. Income Tax Convention, as amended from time to time.
Section 3Performance Share Units Subject to the Plan.
(1)The aggregate value of Performance Share Units awarded to Participants within any one-year period under the Plan together with all other security based compensation arrangements of the Corporation, if any, shall not exceed 5% of the total number of issued and outstanding Common Shares (calculated on a non-diluted basis).
(2)The maximum number of Performance Shares Units issued to Insiders under the Plan, or when combined with any other previously established or proposed share compensation arrangements, within any one-year period, may not exceed 5% of the outstanding issue (calculated on a non-diluted basis).
Section 4Administration of Plan.
The Committee (or such senior officer of the Corporation as the Committee may designate for the purposes of Section 4(a) and (c) hereof) shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:
(a)to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan and to amend and rescind such rules and regulations from time to time;
(b)to interpret and construe the Plan and to determine all questions arising out of the Plan, and any such interpretation, construction or

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determination made by the Committee shall be final, binding and conclusive for all purposes;
(c)to prescribe the form of the instruments used in conjunction with the Plan; and
(d)to determine which employees are eligible to participate in the Plan.
Section 5Grants of Performance Share Units.
Subject to the provisions of the Plan, the Committee will determine the Participants to whom a Grant will be made based on their current and potential contribution to the success of the Corporation. At such time, the Committee will also determine in connection with each Grant:
(a)the number of Performance Share Units to be allocated to each such Participant;
(b)the Effective Date;
(c)the Grant Period or, where a Grant is subject to more than one Grant Period, the portion of Performance Share Units granted to the Participant that is subject to each Grant Period;
(d)the Performance Criteria, if any, to be achieved during the Grant Period in order for Performance Share Units to be eligible for redemption on the Payment Date; and
(e)any other terms and conditions (which need not be identical and which, without limitation, may include non-competition provisions) of any Performance Share Units covered by any Grant.
Each Grant shall be evidenced by a Grant Agreement between the Corporation and the Participant which shall contain the terms and conditions specified by this Section 5 and such other terms and conditions as the Committee specifies.
Section 6Terms and Conditions of Performance Share Units.
(1)Records. The Corporation shall maintain records showing the number of Performance Share Units allocated to each Participant under the Plan.
(2)Payment. Performance Share Units granted to a Participant for services rendered will entitle the Participant, subject to the Participant’s satisfaction of any conditions, restrictions or limitations imposed under the Plan or Grant Agreement, to receive a payment in cash on the Payment Date.
(3)Redemption – Cash Payment to the Participant. On the Payment Date, the Performance Share Units shall be redeemed at the Share Price and paid by the Corporation to the Participant subject to Section 7. The Share Price of the vested Performance Share Units so redeemed shall, after

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deduction of any applicable taxes and other source deductions required to be withheld by the Corporation, be paid in cash, in Canadian dollars, in accordance with Section 6(2). If the Participant requests payment in a currency other than Canadian dollars, such payment will be converted to such other requested currency based on the Bank of Canada noon rate on the Payment Date. Upon making such payment to the Participant, the Performance Share Units upon which such payment was based shall be cancelled and no further payments shall be made from the Plan in relation to such Performance Share Units.
(4)Where Performance Criteria Not Met. Where the Committee determines in its sole discretion that the Performance Criteria applicable to a Grant or portion thereof were not achieved during the relevant Grant Period, the Performance Share Units subject to such Performance Criteria shall be forfeited as of the end of the Grant Period and no payment shall be made to the Participant in respect of such Grant or portion thereof. Notwithstanding the foregoing, the Board may, in compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities and the requirements of any stock exchange upon which Common Shares or CDIs of the Corporation are listed, choose to waive the Performance Criteria applicable to a Grant or portion thereof but will be under no obligation whatsoever to do so or to consider doing so.
(5)Right to Performance Share Units in the Event of Death, Disability or Termination of Employment.
Unless otherwise determined by the Committee:
(a)In the event of the death of an individual Participant while in the employment of the Corporation or any of its Affiliates, the deceased Participant’s estate or designated beneficiary shall be paid on or before the 74th day following such Participant’s death, with respect to each Grant to such Participant for which the established Grant Period had not ended and for which Performance Share Units have not otherwise been redeemed prior to the date of death, cash as if the Grant Period had ended and the Performance Criteria for any such Grant, if any, had been met (but not exceeded) on the day preceding the date of the Participant’s death.
(b)In the event of the death of an individual Participant following the end of the Grant Period with respect to a Grant of Performance Share Units but prior to the Payment Date with respect to such Grant, the amount of cash that would otherwise be paid to such Participant shall be made to the Participant’s estate or designated beneficiary in accordance with and subject to Section 6(2) within 74 days after the date of death of a Participant, as if the Participant had continued in the employment of the Corporation.
(c)In the event a Participant’s employment with the Corporation or one of its Affiliates terminates by reason of Disability, the Participant shall be paid on or before the 74th day following such termination, with respect to each Grant to such Participant for which the established Grant Period had not ended and for which

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Performance Share Units have not otherwise been redeemed prior to the date of termination, cash as if the Grant Period had ended and the Performance Criteria for any such Grant, if any, had been met (but not exceeded) on the day preceding the date of the termination.
(d)In the event a Participant’s employment with the Corporation or one of its Affiliates terminate by reason of Disability following the end of the Grant Period with respect to a Grant of Performance Share Units but prior to the Payment Date with respect to such Grant, the amount of cash that would otherwise be paid to such Participant shall be so paid to the Participant with and subject to Section 6(2) on or before the 74th day following such termination as if the Participant had continued in the employment of the Corporation or one of its Affiliates until the Payment Date.
(e)In the event a Participant’s employment with the Corporation or one of its Affiliates terminates for any reason other than death or the Disability of the Participant, the Performance Share Units covered by any Grant to such Participant with respect to which the Payment Date has not occurred and for which Performance Share Units have not been redeemed prior to such termination shall be forfeited as of such termination of employment and any such termination of employment for whatever reason shall not entitle a Participant to any compensation for loss of any benefit under the Plan. For purposes of the Plan, termination of employment shall be deemed to occur on the Participant’s last date of actual and active employment, whether that date is selected unilaterally by the Corporation or Affiliate or by mutual agreement. No period of notice, if any, or payment in lieu of notice that is given or ought to be given, under applicable law in respect to such termination of employment that follows or is in respect of a period after such last date of actual and active employment, will be considered as extending the Participant’s period of employment for purposes of determining his or her entitlement under the Plan.
(6)Right to Performance Share Units in the Event of a Change in Control. Notwithstanding any other provision of the Plan, in the event of the occurrence of a Change in Control, with respect to all Grants that are outstanding on the CIC Date, (i) any and all requirements that any level of Performance Criteria, if any, be achieved for any purpose applicable to such Grants shall be waived as of the CIC Date, (ii) except as may be otherwise provided under the terms of any other employee benefit plan approved by the Board, each Participant who has received any such Grants shall be entitled to receive, in full settlement of a Performance Share Unit covered by a Grant, cash that would have been paid to a Participant on any Payment Date during the applicable Grant Period had (x) the Participant continued in the employment of the Corporation or one of its Affiliates until such Payment Date and (y) all Performance Criteria, if any, applicable to such Grant (determined without regard to the occurrence of the Change in Control) had been met (but not exceeded) during the applicable Grant Period, and (iii) the Payment Date shall be ten (10) Business Days following the CIC Date, provided that such Participant

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has been continuously employed by the Corporation or one of its Affiliates from the Effective Date of such Grant to the CIC Date.
(7)Non-Transferability. The rights or interests of a Participant under the Plan shall not be assignable or transferable, otherwise than by will or the laws governing the devolution of property in the event of death, and such rights or interests shall not be encumbered.
Section 7Taxes and Other Source Deductions.
(1)The Corporation or an Affiliate may withhold from any amount payable to a Participant, either under the Plan or otherwise, such amounts as are required by law to be withheld, deducted or remitted by the Corporation or an Affiliate as a consequence of his or her participation in this Plan (“Withholding Amount”). In the event that a Participant does not deliver to the Corporation or an Affiliate upon the settlement of a Performance Share Unit a cash payment in an amount equal to the Withholding Amount as required in Section 6(3), the Participant shall be deemed to have elected that the Corporation shall have the right, in its discretion, to satisfy any Withholding Amount by:
(a)retaining the amount necessary to satisfy the Withholding Amount from any cash amount which would otherwise be delivered, provided or paid to the Participant by the Corporation or an Affiliate, whether under this Plan or otherwise;
(b)requiring the Participant, as a condition of redemption under Section 6(3) to reimburse the Corporation or an Affiliate for any such Withholding Amount; and/or
(c)making such other arrangements as the Corporation may reasonably require.
Section 8Award of Dividend Equivalents.
Dividend Equivalents will be awarded in respect of Performance Share Units in a Participant’s Account on the same basis as dividends declared and paid on Common Shares as if the Participant was a shareholder of record of Common Shares on the relevant record date. These Dividend Equivalents will be credited to the Participant’s Account as additional Performance Share Units (or fractions thereof), with the number of additional Performance Share Units equal to (a) the actual amount of dividends that would have been paid if the Participant had held Common Shares under the Plan on the applicable record date divided by (b) the closing price for Common Shares on the Toronto Stock Exchange on the date on which the dividends on Common Shares are payable. For greater certainty, no Performance Share Units representing Dividend Equivalents will be credited to a Participant’s Account in relation to Performance Share Units that have been previously cancelled or paid out of the Plan.
Section 9Adjustments and Reorganizations.
In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal

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cash dividends) of Corporation assets to shareholders, or any other change affecting shares, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change, shall be made with respect to the number of Performance Share Units outstanding under the Plan, provided that, if the Corporation has CDIs listed on the ASX, such adjustments shall be made in accordance with, and subject to, the ASX Listing Rules.
Section 10Unfunded Plan.
The Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Performance Share Units under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation.
Section 11Plan Amendment.
(1)The Board may from time to time amend, suspend or terminate the Plan in whole or in part, without shareholder approval. Subject to applicable securities laws, the Board may from time to time amend the terms of Grants made under the Plan without shareholder approval but subject to the obtaining of any required regulatory or other approvals and, if any such amendment will materially adversely affect the rights of a Participant with respect to a Grant, the obtaining of the written consent of such Participant to such amendment. Notwithstanding the foregoing, (i) the obtaining of the written consent of any Participant to an amendment which materially adversely affects the rights of such Participant with respect to a Grant will not be required if such amendment is required to comply with applicable laws, regulations, rules, orders of governmental or regulatory authorities or the requirements of any stock exchange on which Common Shares or CDIs are listed and (ii) no amendment may be made to Section 6(6) of the Plan or to the defined terms referred to in such Section 6(6) on or after the CIC Date.
(2)The Board may at any time, and from time to time, and without shareholder approval, amend any provision of the Plan, subject to any regulatory or stock exchange requirement at the time of such amendment, including, without limitation:
(a)amendments to the termination provisions of Section 12;
(b)amendments necessary or advisable because of any change in application securities laws;
(c)amendments to Section 4 relating to the administration of the Plan;
(d)the addition or a change to the vesting provisions of a Performance Share Unit or the Plan;
(e)a change to the termination provisions of a Performance Share Unit;
(f)amendments to ensure that the Performance Share Units granted under the Plan will comply with any provisions respecting income

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tax and other laws in force in any country or jurisdiction in which a Participant may from time to time be resident or a citizen; and
(g)any other amendment, fundamental or otherwise, not requiring shareholder approval under applicable laws or the rules of the Toronto Stock Exchange or the ASX, including amendments of a “clerical” or “housekeeping” nature.
(3)No amendment shall be made which prevents the Plan from continuously meeting the requirements of paragraph 6801(d) of the Income Tax Regulations (Canada) or any successor provision thereto.
Section 12Plan Termination.
The Committee may decide to discontinue granting awards under the Plan at any time in which case no further Performance Share Units shall be awarded or credited under Section 4 of the Plan. Any Performance Share Units which remain outstanding in a Participant’s Account at that time shall continue to be dealt with according to the terms of the Plan. For greater certainty, Dividend Equivalents shall continue to be awarded, as appropriate, in respect of such outstanding Performance Share Units pursuant to Section 8 of the Plan. The Plan shall terminate when all payments owing pursuant to Section 6 of the Plan have been made and all Performance Share Units have been cancelled in all Participants’ Accounts.
Section 13Final Determination.
Any determination or decision by or opinion of the Committee made or held pursuant to the terms of the Plan shall be final, conclusive and binding on all parties concerned. All rights, entitlements and obligations of Participants under the Plan are set forth in the terms of the Plan and cannot be modified by any other documents, statements or communications, except by Plan amendments referred to in Section 11 of the Plan.
Section 14Participation Voluntary.
Participation in the Plan by a Participant is voluntary.
Section 15No Right to Continued Employment.
Participation in the Plan shall not be construed to give any Participant a right to continue in the employment of the Corporation or its Affiliates or affect the right of the Corporation or its Affiliates to terminate the employment of any Participant.
Section 16Acceptance of Terms by Participant.
Participation in the Plan by any Participant will be construed as acceptance of the terms and conditions of the Plan by the Participant and the Participant’s agreement to be bound thereby.

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Section 17No Other Benefit.
No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of Common Shares nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.
Section 18No Shareholder Rights.
Under no circumstances shall Performance Share Units be considered Common Shares or CDIs nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Common Shares or CDIs nor shall any Participant be considered the owner of Common Shares or CDIs by virtue of the award of Performance Share Units.
Section 19Reorganization of the Corporation.
The existence of any Performance Share Units shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.
Section 20Successors and Assigns.
The Plan shall be binding on all successors and assigns of the Corporation.
Section 21General Restrictions and Assignment.
Except as required by law, the rights of a Participant under the Plan are not capable of being anticipated, assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant.
Section 22Section 409A.
(1)It is intended that the provisions of this Plan comply with Section 409A, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to or for the benefit of a U.S. Eligible Participant may not be reduced by, or offset against, any amount owing by the U.S. Eligible Participant to the Corporation or any of its affiliates.
(2)Notwithstanding anything in this Plan to the contrary, if a U.S. Eligible Participant becomes entitled to receive payment in respect of any

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Performance Share Units as a result of his or her “separation from service” (within the meaning of Section 409A), and the U.S. Eligible Participant is a “specified employee” (within the meaning of Section 409A) at the time of his or her separation from service, and the Committee makes a good faith determination that (i) all or a portion of the Performance Share Units constitute “deferred compensation” (within the meaning of Section 409A) and (ii) any such deferred compensation that would otherwise be payable during the six-month period following such separation from service is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then payment of such “deferred compensation” shall not be made to the U.S. Eligible Participant before the date which is six months after the date of his or her separation from service (and shall be paid in a single lump sum on the first day of the seventh month following the date of such separation from service) or, if earlier, the U.S. Eligible Participant’s date of death; in such event, the final payment will be equal to the number of Performance Share Units credited to the U.S. Eligible Participant’s Account multiplied by the Share Price as of the expiration of such six-month period or the date of death. (For illustrative purposes only, if a U.S. Eligible Participant who is a specified employee subject to the provisions of the previous sentence incurs a separation from service on January 16 of a calendar year, any payments of deferred compensation that would be payable to such U.S. Eligible Participant during the six-month period from such January 16 through July 16 shall be accumulated and paid in a single lump sum to such U.S. Eligible Participant on July 17 of such calendar year, or, if earlier, such U.S. Eligible Participant’s date of death.)
(3)Each U.S. Eligible Participant, any beneficiary or the U.S. Eligible Participant’s estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S. Eligible Participant in connection with this Plan (including any taxes and penalties under Section 409A), and neither the Corporation nor any affiliate shall have any obligation to indemnify or otherwise hold such U.S. Eligible Participant or beneficiary or the U.S. Eligible Participant’s estate harmless from any or all of such taxes or penalties. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A prior to payment to such Participant of such amount, the Corporation may (i) adopt such amendments to the Plan and Performance Share Units and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Performance Share Units hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A.

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Section 23Interpretation.
In this Plan words importing the singular meaning shall include the plural and vice versa, and words importing the masculine shall include the feminine and neuter genders.
Section 24Governing Law.
The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.
Section 25Currency.
All amounts paid or values to be determined under the Plan shall be in Canadian dollars.
Section 26Severability.
The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan and any invalid or unenforceable provision shall be severed from the Plan.
Section 27Notice.
Any notice, direction, payment or other communication required, permitted or contemplated by the Plan shall be in writing and shall be sufficiently given if mailed by prepaid registered mail or delivered to the Corporation at its head office (presently 9635 Maroon Circle, Suite 300, Englewood, Colorado, 80112) and to the Participant at his or her address as shown on the books and records of the Corporation. Any such notice or other communication, if mailed, shall be deemed to have been given on the fifth day (including Saturdays, Sundays and statutory holidays) after the date of mailing and, if delivered, at the time of delivery, as the case may be. Any party may, at any time or from time to time by notice given as aforesaid to the parties, change its address for such notice or other communication.

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Appendix “A”
GRANT AGREEMENT
[Date]
[Name & Address]
Dear [Name]:
This is to advise you that in recognition of your contribution to our endeavors, you have been selected to participate in the Alacer Gold Corp. Performance Share Unit Plan (the “Plan”).
Any capitalized terms not defined herein have the meaning ascribed thereto in the Plan.
On (the “Effective Date”), you were granted (the “Grant”) Performance Share Units (“PSUs”). Your Grant is subject to the provisions of the Plan (as it may be amended from time to time), a copy of which is appended hereto, and the terms and conditions outlined below.
The last day of the Grant Period applicable to 100% of your Grant is and the Performance Criteria in respect of your Grant is as follows: .
Provided you meet or exceed the Performance Criteria stipulated above during the relevant Grant Period, and subject to the terms and conditions of the Plan, the PSUs subject to such Performance Criteria and Grant Period will be redeemed by the Corporation and you will receive a cash payment for the equivalent of such PSUs.
The Participant acknowledges and agrees that [he/she] must remit to the Corporation a cash payment in an amount equal to the Withholding Amount as a consequence of [his/her] participation in the Plan, and hereby agrees to be bound by the terms of Section 7 (Taxes and Other Source Deductions) of the Plan. Any failure to remit the Withholding Amount to the Corporation will result in the Corporation exercising its rights pursuant to Section 7 (Taxes and Other Source Deductions) of the Plan.
By signing below, you represent to the Corporation that (i) your participation in the Plan is voluntary, and has not been induced by the expectation of employment or service or continued employment with the Corporation or an Affiliate of the Corporation, and (ii) you agree to be bound by the terms of the Plan.
Yours sincerely,

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Acknowledgement

I confirm my acceptance of this grant of PSUs under the terms and conditions described above and under the Plan.

Accepted, this ____ day of __________________, 20___.

_______________________________________
Name:

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